                                                                      EXHIBIT 21

                              List of Subsidiaries
                              --------------------


Name of Subsidiary                         State (Jurisdiction) of Incorporation
------------------                         -------------------------------------

Legg Mason Wood Walker, Incorporated                      Maryland
Howard Weil Financial Corporation                         Louisiana
Western Asset Management Company                          California
Legg Mason Real Estate Services, Inc.                     Pennsylvania
Legg Mason Merchant Banking, Inc.                         Maryland
Legg Mason Fund Adviser, Inc.                             Maryland
Legg Mason Capital Management, Inc.                       Maryland
Legg Mason Financial Services, Inc.                       Maryland
Legg Mason Mortgage Capital Corporation                   Maryland
Legg Mason Trust, fsb                                     USA
LM Financial Partners, Inc.                               Maryland
Gray, Seifert & Co., Inc.                                 New York
Batterymarch Financial Management, Inc.                   Maryland
Orchard Financial Services, Inc.                          Maryland
Bartlett & Co.                                            Ohio
Bartlett Real Estate, Inc. (1)                            Ohio
Brandywine Asset Management, Inc.                         Delaware
Berkshire Asset Management, Inc.                          Maryland
Legg Mason Funds Management, Inc.                         Maryland
Legg Mason Real Estate Investors, Inc.                    Maryland
Barrett Associates, Inc.                                  New York
Arthur Karafin Investment Advisers, Inc.                  Maryland
LM Holdings Limited                                       England and Wales
Western Asset Management Company Limited (3)              England and Wales
Legg Mason (UK) Holdings Plc (2)                          England and Wales
LeggMason Investors Holdings plc (4)                      England and Wales
LeggMason Investors Finance plc (5)                       England and Wales
LeggMason Investors Finance No. 2 plc (5)                 England and Wales
LeggMason Investors plc (5)                               England and Wales
LeggMason Investors Asset Managers plc (6)                England and Wales
Johnson Fry General Partner One Limited (6)               England and Wales
LeggMason Investors Unit Trust Managers Limited (7)       England and Wales
3040692 Nova Scotia Company                               Canada
Legg Mason Canada Holdings Ltd. (8)                       Canada
Perigee Investment Counsel Inc. (9)                       Canada

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(1)  Subsidiary of Bartlett & Co.
(2)  Subsidiary of LM Holdings Limited
(3)  Subsidiary of Legg Mason Holdings Limited
(4)  Subsidiary of Legg Mason (UK) Holdings plc
(5)  Subsidiary of LeggMason Investors Holdings plc
(6)  Subsidiary of LeggMason Investors plc
(7)  Subsidiary of Johnson Fry General Partner One Limited
(8)  Subsidiary of 3040692 Nova Scotia Company
(9)  Subsidiary of Legg Mason Canada Holdings Ltd.